Exhibit 99.3

Unaudited Pro Forma Condensed Financial Statements

On January 29, 2016, American Home Alliance Corp. (“Alliance”) entered into a Share Exchange and Conversion Agreement (the “Exchange Agreement”) by and among Alliance and a holder of a majority of Alliance’s issued and outstanding capital stock (the “Majority Shareholder”) and Ember Therapeutics, Inc., a Delaware corporation (“Ember”) and the shareholders of Ember (“Ember Stockholders”).

Pursuant to the share exchange, Alliance issued 37,974,777 restricted shares of its common stock, $0.001 par value per share, to the Ember Stockholders in the aggregate, in exchange for 5,263,158 shares of Ember common stock held by them, representing 100% of the then issued and outstanding share capital of Ember (the “Share Exchange”).

Pursuant to the Exchange Agreement, several of the existing Alliance shareholders agreed to cancel and return a total of 3,282,277 shares of common stock.

In connection with the Exchange Agreement, Peter Norman, as the holder of an outstanding promissory note issued by Alliance in the approximate amount of $214,600 plus accrued interest, agreed to accept the issuance of 1,600,000 new shares of our common stock in exchange for the note under the terms of a Conversion and Registration Rights Agreement. Pursuant to the Conversion and Registration Rights Agreement, we are required to file a registration statement that includes re-sale of these shares within sixty (60) days of the closing of the Share Exchange. Further, Mr. Norman agreed to indemnify and defend us from any liabilities arising prior to the Share Exchange under the terms of an Indemnity Agreement.

As a result of the transactions discussed above, immediately following the Exchange Agreement, there were approximately 40,000,000 shares of our common stock issued and outstanding.

The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse merger and recapitalization. Ember was the acquirer for financial reporting purposes and Alliance was the acquired company. Since Alliance had no activities, the transaction is reflected as a recapitalization for financial reporting purposes.

Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Share Exchange were those of Ember and were recorded at its historical cost basis; and the unaudited pro forma consolidated financial statements after completion of the Share Exchange included the assets and liabilities and operations of Ember and Alliance, after reflecting the pro forma adjustments discussed below.

The historical Ember results of operations for the period from inception (May 14, 2014) to December 31, 2014 are derived from our audited financial statements included elsewhere in this Form 8-K. The historical Ember results of operations data for the nine months ended September 30, 2015 and condensed consolidated balance sheet data as of September 30, 2015 are derived from our unaudited financial statements also included elsewhere in this Form 8-K.

The historical financial statements of Alliance have been previously filed with the Securities and Exchange Commission.

The unaudited pro forma combined financial statements are provided for information purposes only. The pro forma financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

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American Home Alliance Corp

Unaudited Pro Forma Balance Sheets

September 30, 2015

	American Home Alliance Corp	Ember Therapeutics Inc.	Pro Forma		Consolidated
	September 30, 2015	September 30, 2015	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS
Cash	$2,302	$194,313	$—		$196,615
Prepaid expenses and other current assets	—	53,920	—		53,920
Total Current Assets	2,302	248,233	—		250,535
Acquired In-process research and development	—	4,262,618	—		4,262,618
Goodwill	—	1,898,016	—		1,898,016
TOTAL ASSETS	$2,302	$6,408,867	$—		$6,411,169
CURRENT LIABILITIES
Current portion of note payable to Stryker, Inc.	$—	$1,013,216	$—		$1,013,216
Current portion of note payable to Knight Therapeutics, Inc., net of debt issuance costs and debt discount	—	204,434	—		204,434
Note payable - related party	214,616	—	(214,616	)(a)	—
Accounts payable	1,500	1,200,341	—		1,201,841
Accrued interest payable	38,687	—	(38,687	)(a)	—
Accrued expenses	—	713,291	—		713,291
Anti-dilution liability	—	526,316	—		526,316
Derivative liabilities	—	595,163	—		595,163
Total Current Liabilities	254,803	4,252,761	(253,303)		4,254,261

Convertible notes payable, net of debt discount	—	1,863,464	—		1,863,464
Deferred tax liabilities	—	1,898,016	—		1,898,016
Deferred revenue - distribution rights	—	23,540	—		23,540
Contingent consideration- at fair value	—	2,257,046	—		2,257,046
	254,803	10,294,827	(253,303)		10,296,327
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIENCY
Common stock of American Home Alliance Corp, $0.001 par value;
50,000,000 shares authorized,
3,707,500 shares issued and outstanding (actual)	3,708	526	1,600	(a)	40,000
40,000,000 shares issued and outstanding (pro forma)			37,974	(b)
			(3,282	)(c)
			(526	)(d)

Additional paid-in capital	2,676,863	510,672	251,703	(a)	472,000
			(37,974	)(b)
			3,282	(c)
			526	(d)
			(2,968,513	)(e)
			35,441	(f)
Accumulated Deficit	(2,933,072)	(4,397,158)	2,968,513	(e)	(4,397,158)
			(35,441	)(f)
Total Stockholders' Deficiency	(252,501)	(3,885,960)	253,303		(3,885,158)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$2,302	$6,408,867	$—		$6,411,169

The accompanying notes are an integral part of these financial statements.

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American Home Alliance Corp

Unaudited Pro Forma Statements of Operations

	American Home Alliance Corp	Ember Therapeutics Inc.
	For the Nine Months Ended	For the Nine Months Ended	Pro Forma	Consolidated
	September 30, 2015	September 30, 2015	Adjustments	Pro Forma
REVENUES	$—	$—	$—	$—
OPERATING EXPENSES
Research and development- principally costs to obtain patent portfolio	—	503,221		503,221
General and administrative	9,382	674,275	—	683,657
Total Operating Expenses	9,382	1,177,496	—	1,186,878
OTHER EXPENSE
Interest expense	4,649	376,337	(b) (4,649)	376,337
NET LOSS	$(14,031)	$(1,553,833)	$4,649	$(1,563,215)
BASIC AND DILUTED LOSS PER SHARE	$(0.00)			$(0.04)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	3,707,500			40,000,000

The accompanying notes are an integral part of these financial statements.

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American Home Alliance Corp

Unaudited Pro Forma Statements of Operations

	American Home Alliance Corp For the Year Ended December 31, 2014	Ember Therapeutics Inc. For the Period from May 14, 2014 to December 31, 2014	Pro Forma Adjustments		Consolidated Pro Forma
REVENUES	$—	$—		$—	$—
OPERATING EXPENSES
Research and development- principally costs to obtain patent portfolio	—	2,312,634		—	2,312,634
General and administrative	17,421	429,892		—	447,313
Total Operating Expenses	17,421	2,742,526		—	2,759,947
OTHER EXPENSE
Interest expense	5,821	100,799	(a)	(5,821)	100,799
NET LOSS	$(23,242)	$(2,843,325)		$5,821	$(2,860,746)
BASIC AND DILUTED LOSS PER SHARE	$(0.01)	$(0.07)			$(0.07)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	3,707,500	40,000,000			40,000,000

The accompanying notes are an integral part of these financial statements.

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American Home Alliance Corp.

Notes to Pro Forma Financial Statements

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements are based on Alliance’s and Ember’s historical financial statements as adjusted to give effect to the Share Exchange and the acceptance of 1,600,000 shares of common stock in exchange for the note payable – related party. The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse merger and recapitalization. Ember was the acquirer for financial reporting purposes and Alliance was the acquired company. Since Alliance had no activities, the transaction is reflected as a recapitalization for financial reporting purposes. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2015 and the period ended December 31, 2014 give effect to share exchange as if it had occurred on January 1, 2014. The unaudited pro forma combined balance sheet as of September 30, 2015 gives effect to the share exchange as if it had occurred on September 30, 2015.

NOTE 2 – UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS – PERIOD ENDED DECEMBER 31, 2014 AND NINE MONTHS ENDED SEPTEMBER 30, 2015

The historical results of operations required no purchase accounting adjustments to be reflected as if the Share Exchange occurred on the first day of each reported pro forma period since, based upon our assessment of the assets and liabilities acquired in the transaction from Alliance (the acquired company for accounting purposes), there were no transactions where the fair value was different from the carrying value of Alliances’ assets and liabilities.

Pro forma adjustments for the period ended December 31, 2014 consist of the following:

a)	In connection with the Share Exchange, the promissory note –related party and related accrued interest was exchanged for shares of common stock. Accordingly, interest expense of $ 5,821 for the year ended December 31, 2014 related to this promissory note was eliminated in the pro forma accounts.

Pro forma adjustments for the nine months ended September 30, 2015 consist of the following:

b)	In connection with the Exchange Agreement, the promissory note –related party and related accrued interest was exchanged for shares of common stock. Accordingly, interest expense of $ 4,649 for the nine months ended September 30, 2015 related to this promissory note was eliminated in the pro forma accounts.

NOTE 3 - UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT SEPTEMBER 30, 2015

Pro forma adjustments at September 30, 2015 consist of the following:

(a)	In connection with the Share Exchange, the note payable – related party of $214,616 and accrued interest payable of $38,687 were exchanged by the noteholder of Alliance for 1,600,000 shares of common stock of Alliance. Accordingly, the note payable related party and accrued expense accounts were eliminated in the pro forma adjustment column and stockholder’s equity (deficit) was increased by the same amount of $253,303. This will result in a loss on extinguishment of the debt which will be recorded by Alliance. It is not reflected in the pro forma results since it is a non-recurring transaction;

(b)	In connection with the Share Exchange, 5,263,158 shares of Ember common stock were exchanged for 37,974,777 newly issued shares of Alliance common stock. Accordingly, the common stock account was increased on a pro forma basis for par value of the shares issued ($37,974) and additional paid in capital was decreased by a similar amount, reflecting the impact of the reverse recapitalization;

(c)	3,282,277 shares of common stock held by Alliance shareholders were agreed to be returned and cancelled by certain inside shareholders in order to achieve the agreed ownership of Alliance after the Share Exchange. Accordingly, the common stock account was decreased on a pro forma basis for par value of the shares returned and cancelled ($3,282) and additional paid in capital was increased by a similar amount, reflecting the impact of the reverse recapitalization;

(d)	Pro forma elimination of Ember’s existing common stock which had a book value of $526 against additional paid in capital, reflecting the reverse recapitalization;

(e)	Pro forma elimination of Alliance’s remaining accumulated deficit of $2,933,072 against accumulated paid in capital, reflecting the reverse recapitalization;

(f)	Pro forma adjustment to reflect the estimated fair value of the additional shares issued to Stryker Corporation pursuant to their anti-dilution clause. The amount of additional shares issued to Stryker was the difference between the 2,000,000 shares owned after the Exchange Agreement and 5% of the total shareholdings of the Ember shareholders after the Share Exchange (37,974,777 shares times 5%) or 101,261 shares. The fair value of such shares was determined based upon the quoted market price of Alliance common stock ($0.35 per share) as of the date of the Share Exchange or $35,441 in the aggregate. This additional value issued to Stryker is reflected as an increase in additional paid in capital and an increase to accumulated deficit. Such adjustment is not included in the pro forma results of operations since the charge is of a non-recurring nature.

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